As filed with the Securities and Exchange Commission
                            on October 20, 1995

                                                 Registration No. 33-__________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ___________________


                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                            ___________________


                       NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in charter)

                            ___________________


             OREGON                                  93-0256722
  (State or other jurisdiction                      (IRS Employer
of incorporation or organization)                Identification No.)

      220 NW Second Avenue
        Portland, Oregon                                97209
      (Address of Principal                          (Zip Code)
       Executive Offices)

                            ___________________

                       Northwest Natural Gas Company
                         Retirement K Savings Plan
                            ____________________

                                 C. J. Rue
                                 Secretary
                       Northwest Natural Gas Company
                            220 NW Second Avenue
                             Portland, OR 97209
                               (503) 226-4211




                    (Name, address and telephone number,
                 including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                            Proposed    Proposed     Amount
                                            Maximum     Maximum        of
                            Amount          Offering    Aggregate    Regis-
Title of Securities         to Be           Price Per   Offering     tration
to Be Registered           Registered       Share(1)    Price(1)     Fee
----------------------------------------------------------------------------
Common Stock,
$3 1/6 par value         200,000 Shares      $32.25     $6,450,000    $2,224

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on $32.25, which was the average of the high and low prices of the Common Stock on October 16, 1995 as reported in The Wall Street Journal for NASDAQ National Market Issues.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents By Reference.
            ---------------------------------------

            The following documents filed by Northwest Natural Gas Company (the "Company") and the Northwest Natural Gas Company
Retirement K Savings Plan (the "Plan") with the Securities and
Exchange Commission are incorporated herein by reference:

            (a) The Company's and the Plan's latest annual reports filed pursuant to Section 13(a) or 15(d) of the Securities
      Exchange Act of 1934.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports, referred to in (a) above.

            (c) The description of the Common Stock of the Company contained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

            All reports and other documents subsequently filed by the Company or the Plan pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.     Description of Securities.
            -------------------------

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

            The Oregon Business Corporation Act (the "Act") provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

            (a) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

            (b) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation
(other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

            (c) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

            The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct has been met and a written undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

            The Company's Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

            The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

            The Company's shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

            (1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

            (2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;

            (3) indemnity is explicitly provided for judgments and settlements in derivative actions;

            (4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

            (5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

            The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

            Not Applicable.

Item 8.     Exhibits.
            --------

    4A.     Restated Articles of Incorporation of the Company.
            Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994 (the "1994 Form 10-K").

    4B.     Bylaws of the Company.  Incorporated by reference to
            Exhibit 3b to the 1994 Form 10-K.

    5A.     Internal Revenue Service determination letter.

    5B.     Opinion of Counsel about amendments to the Plan.

    15.     Letter about unaudited interim financial information.

   23A.     Consent of Independent Accountants.

   23B.     Consent of Counsel.  See 5B.

    24.     Power of Attorney.  See Page II-6.

Item 9.     Undertakings.
            ------------

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

            Each director and/or officer of the registrant whose signature appears below hereby appoints Bruce R. DeBolt and C. J. Rue, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                     SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 20, 1995.

                                    NORTHWEST NATURAL GAS COMPANY


                                    By  BRUCE R. DeBOLT
                                        ------------------------------------
                                        Bruce R. DeBolt, Senior Vice
                                        President and Chief Financial
                                        Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 20, 1995.

Signature                                             Title
---------                                             -----

Principal Executive Officer:

ROBERT L. RIDGLEY                         President and Chief Executive
--------------------------                Officer and Director
Robert L. Ridgley

Principal Financial Officer:

BRUCE R. DeBOLT                           Senior Vice President, Finance,
--------------------------                and Chief Financial Officer
Bruce R. DeBolt

Principal Accounting Officer:

D. JAMES WILSON                           Treasurer and Controller
-------------------------
D. James Wilson

Directors:

MARY ARNSTAD                              Director
-------------------------
Mary Arnstad

THOMAS E. DEWEY, JR.                      Director
-------------------------
Thomas E. Dewey, Jr.

TOD R. HAMACHEK                           Director
-------------------------
Tod R. Hamachek

RICHARD B. KELLER                         Director
-------------------------
Richard B. Keller

WAYNE D. KUNI                             Director
-------------------------
Wayne D. Kuni

DWIGHT A. SANGREY                         Director
-------------------------
Dwight A. Sangrey

MELODY C. TEPPOLA                         Director
-------------------------
Melody C. Teppola

RUSSELL F. TROMLEY                        Director
-------------------------
Russell F. Tromley

BENJAMIN R. WHITELEY                      Director
-------------------------
Benjamin R. Whiteley

WILLIAM R. WILEY                          Director
-------------------------
William R. Wiley

CARLTON WOODARD                           Director
-------------------------
Carlton Woodard


            The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 20, 1995.


                                    NORTHWEST NATURAL GAS COMPANY
                                    RETIREMENT K SAVINGS PLAN


                                    By  C. J. RUE
                                        -------------------------------
                                        C. J. Rue

                                    EXHIBIT INDEX

Exhibit
Number            Document Description
-------           --------------------

   4A             Restated Articles of Incorporation
                  of the Company.  Incorporated by
                  reference to Exhibit 3a to the
                  Company's Annual report on Form 10-K
                  for the year ended December 31, 1994,
                  File No. 0-994 (the "1994 Form 10-K").

   4B             Bylaws of the Company.  Incorporated
                  by reference to Exhibit 3b to the 1994
                  Form 10-K.

   5A             Internal Revenue Service determination letter.

   5B             Opinion of Counsel about amendments to the Plan.

   15             Letter about unaudited interim financial information.

  23A             Consent of Independent Accountants.

  23B             Consent of Counsel.  See 5B.

   24             Power of Attorney.  See Page II-6.